Contact: Troy Cook
                                        Vice President Finance and
                                           Chief Financial Officer
                                           NPC International, Inc.
                                          (913) 327-5555, ext. 109
FOR IMMEDIATE RELEASE

                 NPC INTERNATIONAL, INC. ANNOUNCES
            COMPLETION OF 70 PIZZA HUT UNIT ACQUISITION
               169 units acquired in past six months

     PITTSBURG, Kansas, (July 22, 1999) - NPC International, Inc. (NASDAQ:NPCI) today announced that it had completed the purchase from Pizza Hut, Inc. of 70 units located in and around Tallahassee, FL (22); Albany, GA (12); Huntsville, AL (16); and Lexington, KY (20) which was announced June 8, 1999. The acquisition was funded through the Company's $200 million revolving credit facility.

      NPC  International, Inc. is the world's  largest  Pizza  Hut
franchisee   and   operates   807  Pizza   Hut   restaurants   and
delivery/carryout units in 26 states.

      For more information contact Troy D. Cook, Senior Vice President Finance and Chief Financial Officer, NPC International, Inc., 14400 College Boulevard, Suite 201, Lenexa, Kansas 66215 Telephone Number: (913) 327-5555, ext. 109.

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